Exhibit 4.13

Dated 29 September 2010

STAR BULK CARRIERS CORP.
as Borrower

-and-

STAR COSMO LLC
as Owner

-and-

PIRAEUS BANK A.E.
as Lender

______________________________

FIRST SUPPLEMENTAL AGREEMENT
______________________________

in relation to a Loan Agreement dated 1 July 2008
(as amended and restated by an amending and restating agreement dated 25 May 2009 and as amended and supplemented
by a supplemental letter dated 23 July 2009) in respect of a loan facility of (originally)
US$35,000,000 of which the current outstandings aggregate US$23,250,000

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	DEFINITIONS	1
2	REPRESENTATIONS AND WARRANTIES	2
3	LENDER’S AGREEMENT	3
4	CONDITIONS	3
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	4
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	6
7	EXPENSES	6
8	COMMUNICATIONS	6
9	SUPPLEMENTAL	6
10	LAW AND JURISDICTION	6
EXECUTION PAGE		8

THIS FIRST SUPPLEMENTAL AGREEMENT is dated 29th ,September 2010 and made

BETWEEN:

(1)
STAR BULK CARRIERS CORP., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Borrower;

(2)
STAR COSMO LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the "Owner"); and

(3)	PIRAEUS BANK A.E. acting through its office at 47-49 Akti Miaouli, Piraeus, Greece, as Lender.

BACKGROUND

(A)
By a loan agreement dated 1 July 2008 (as amended and restated by an amending and restating agreement dated 25 May 2009 and as amended and supplemented by a supplemental letter dated 23 July 2009, the "Loan Agreement") made between (i) the Borrower as borrower and (ii) the Lender as lender, it was agreed that the Lender would make available to the Borrower a loan facility of (originally) up to US$35,000,000 (the "Loan") of which the current principal outstandings aggregate US$23,250,000.

(B)	The Borrower has requested that the Lender agrees to:

(i)
the release (the "First Release") to the Borrower the amount of US$5,000,000 which was credited to an account held with, and pledged, pursuant to a pledge agreement dated 10 June 2009, in favour of, the Lender for the purpose of providing the Lender with additional security pursuant to clause 14.1(b)(i) of the Loan Agreement; and

(ii)
the release (the "Second Release" and, together, with the "First Release", the "Releases" and each a "Release") of Star Alpha LLC ("Star A") from its obligations under a guarantee dated 25 May 2009 executed by Star A in favour of the Lender as security for the Borrower’s obligations under (inter alia) the Loan Agreement; and

(C)	This First Supplemental Agreement sets out the terms and conditions on which the Lender agrees to each Release.

NOW THEREFORE IT IS HEREBY AGREED

1.	DEFINITIONS

1.1
Defined Expressions. Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this First Supplemental Agreement.

1.2	Definitions. In this First Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied; and

"Second Mortgage Addendum" means the second addendum to the Mortgage on "STAR COSMO", executed or to be executed by the Owner in favour of the Lender in such form as the Lender may approve or require.

1.3
Construction of certain terms. Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this First Supplemental Agreement. References to Clauses are to clauses of this First Supplemental Agreement save as may be otherwise expressly provided in this First Supplemental Agreement.

2.	REPRESENTATIONS AND WARRANTIES

2.1
Repetition of Loan Agreement representations and warranties. The Borrower hereby represents and warrants to the Lender, as at the date of this First Supplemental Agreement, that the representations and warranties set forth in Clause 9 of the Loan Agreement (updated mutatis mutandis to the date of this First Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this First Supplemental Agreement.

2.2
Repetition of Guarantee representations and warranties. The Owner hereby represents and warrants to the Lender, as at the date of this First Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Guarantee to which it is a party (updated mutatis mutandis to the date of this First Supplemental Agreement) are true and correct as if all references therein to "this Guarantee" were references to that Guarantee as further amended by this First Supplemental Agreement.

2.3	Further representations and warranties. The Borrower and the Owner hereby further represents and warrants to the Lender that as at the date of this First Supplemental Agreement:

(a)	in the case of:

(i)	the Owner is duly formed and validly existing and in good standing; and

(ii)	the Borrower is duly incorporated and validly existing and in good standing,

in each case, under the laws of the Marshall Islands and each has full power to enter into and perform its obligations under this First Supplemental Agreement or, in the case of the Owner, the Second Mortgage Addendum and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this First Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement (in the case of the Owner including, but not limited to, and the Second Mortgage Addendum) and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this First Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and/or the Second Mortgage Addendum and while all or any part of the Commitment remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this First Supplemental Agreement and, in the case of the Owner, the Second Mortgage Addendum and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this First Supplemental Agreement and all such other documents as contemplated hereby (in the case of the Owner including, but not limited to, and the Second Mortgage Addendum) does not and will not, from the date of this First Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or the Owner or on any of their property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)
it has fully disclosed in writing to the Lender all facts which it knows or which it should reasonably know and which are material for disclosure to the Lender in the context of this First Supplemental Agreement and all information furnished by the Borrower or the Owner or on their behalf relating to its business and affairs in connection with this First Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3.	LENDER'S AGREEMENT

3.1
Agreement of the Lenders. The Lender, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this First Supplemental Agreement, hereby agrees with the Borrower, subject to and upon the terms and conditions of this First Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to each Release.

3.2
The Borrower and the Owner agree and confirm that the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and each of the Borrower and the Owner shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3	The agreement of the Lender contained in Clauses 3.1 and 3.2 shall have effect on and from the Effective Date.

4.	CONDITIONS

4.1
Conditions precedent. The agreements of the Lender contained in Clause 3.1 of this First Supplemental Agreement shall all be expressly subject to the condition that the Lender shall have received in form and substance satisfactory to it and its legal advisers on or before on or before the Effective Date:

(a)	evidence that the persons executing this First Supplemental Agreement on behalf of the Borrower and the Owner are duly authorised to execute the same;

(b)
true and complete copy of the resolutions passed at a meeting of the directors of the Borrower authorising and approving the execution of this First Supplemental Agreement and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(c)
true and complete copies of the resolutions passed at separate meetings of the sole director and shareholder of the Owner authorising and approving the execution of the First Supplemental Agreement, the Second Mortgage Addendum and any other document or action to which each is or is to be a party and authorising its sole director or other representatives to execute the same on its behalf;

(d)	the original of any power of attorney issued by the Borrower and Owner pursuant to such resolutions aforesaid;

(e)	the Second Mortgage Addendum has been duly executed by the Owner together with evidence that the Second Mortgage Addendum has been duly registered in accordance with the laws of the Marshall Islands;

(f)	evidence that the Borrower has made a prepayment of the Loan in an amount equal to $2,000,000;

(g)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this First Supplemental Agreement and the Second Mortgage Addendum (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(h)	such legal opinions as the Lender may require in respect of the matters contained in this First Supplemental Agreement and the Second Mortgage Addendum; and

(i)	evidence that the agent referred to in clause 29.4 of the Loan Agreement has accepted its appointment as agent for service of process under this First Supplemental Agreement.

5.	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1
Specific amendments to Loan Agreement. In consideration of the agreements of the Lender contained in Clause 3.1 of this First Supplemental Agreement, the Borrower hereby agrees with the Lender that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by inserting in clause 1.1 thereof the definition of "Second Mortgage Addendum" set out in Clause 1.2;

(b)	by deleting the definitions of "Additional Owner" and "Additional Ship" in clause 1.1 thereof and construing:

(i)	all other definitions in which there is a reference to the "Additional Owner" and "Additional Ship" accordingly; and

(ii)	all references to an "Owner" and "Ship" to refer solely to the "Primary Owner" and "Primary Ship" respectively;

(c)	the definition of, and references throughout each of the Finance Documents to, the Mortgage relevant to "STAR COSMO" and shall be construed as if the same referred to that Mortgage as amended and supplemented by the Second Mortgage Addendum;

(d)	by deleting the definition of "Margin" in clause 1.1 thereof and replacing it with the following new definition:

""Margin" means:

(a)	in relation to the period commencing from (and including) 1 August 2010 and ending on (and including) 31 December 2011, 3 per cent. per annum; and

(b)	at all times thereafter, 2.5 per cent. per annum;";

(e)	by adding the words "and in the Second Mortgage Addendum" after the words "Mortgage Addendum" in the second line of sub-paragraph (a) of the definition of "Mortgage" in clause 1.1 thereof,

(f)	by deleting clauses 7.1 and 7.2 thereof in their entirety and replacing them with the following new clauses:

"7.1	Repayment instalments. Save as previously repaid or prepaid, the Borrower shall repay the Loan by:

(a)
16 consecutive three-monthly instalments of (i) in the case of the first to fourth instalments (inclusive), $800,000 each and (ii) in the case of the fifth to sixteenth instalments (inclusive), $457,000 each; and

(b)	a balloon payment in the amount of $12,566,000 (the "Balloon Instalment").

"7.2
Repayment Dates. The first repayment instalment referred to in Clause 7.1 shall be repaid on I October 2010, each subsequent repayment instalment shall be repaid at 3-monthly intervals thereafter and the last instalment shall be repaid, together with the Balloon Instalment, on 1 July 2014.";

(g)	by deleting the words "if at any time after the Waiver Period" in the first line of clause 14.1 thereof;

(h)	by deleting the words "Relevant Percentage" in the seventh line of clause 14.1 thereof and replacing them with the figures words "125 per cent.";

(i)	by deleting the definition of "Relevant Percentage" in clause 14.1 thereof;

(j)
by construing all references therein to "this Agreement" where the context admits as being references to "this Agreement as the same is amended and supplemented by this First Supplemental Agreement and as the same may from time to time be further supplemented and/or amended"; and

(k)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this First Supplemental Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this First Supplemental Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this First Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this First Supplemental Agreement.

6.	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1
General. Save for the alterations to the Loan Agreement and the other Finance Documents made or to be made pursuant to this First Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this First Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the other Finance Documents shall continue and remain valid and enforceable.

7.	EXPENSES

7.1
Fees and expenses. The provisions of clause 19 (fees and expenses) of the Loan Agreement shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary amendments.

8.	COMMUNICATIONS

8.1
General. The provisions of clause 27 (notices) of the Loan Agreement, as amended and supplemented by this First Supplemental Agreement, shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary modifications.

9.	SUPPLEMENTAL

9.1	Counterparts. This First Supplemental Agreement may be executed in any number of counterparts.

9.2
Third Party rights. A person who is not a party to this First Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this First Supplemental Agreement.

10.	LAW AND JURISDICTION

10.1	Governing law. This First Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions. The provisions of clause 29 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this First Supplemental Agreement, shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary medications.

IN WITNESS WHEREOF the parties hereto have caused this First Supplemental Agreement to be duly executed the day and year first above written.

EXECUTION PAGE

BORROWER

SIGNED by Georgia Mastarakis	)
for and on behalf of	)	/s/ Georgia Mastarakis
STAR BULK CARRIERS CORP.	)

OWNER

SIGNED by Georgia Mastarakis	)
for and on behalf of	)	/s/ Georgia Mastarakis
STAR COSMO LLC	)

LENDER

SIGNED by Jason Dallas and Krikor Janikian	)
for and on behalf of	)	/s/ Jason Dallas / Krikor Janikian
PIRAEUS BANK A.E.	)

Witness to all the	)
above signatures	)

Name:	CHRISOFOROS BISMPIKOS
SOLICITOR

Address:	Watson, Farley & Williams
PIRAEUS 185 36 – GREECE
/s/ CHRISOFOROS BISMPIKOS

SK 25767 0001 1183622